Exhibit 99.1


                   JUNE 2009 AMENDMENT TO EMPLOYMENT AGREEMENT

                                    RECITALS
                                    --------

This Agreement is an Amendment to the June 11, 2007, Employment Agreement of Malcolm H. Philips, Jr. by and between CDEX Inc., a Nevada corporation (the "Company" or "CDEX") and Malcolm H. Philips, Jr. (the "Employee"). The Effective Date of this Amendment shall be June 1, 2009.
                    Whereas, on June 11, 2007, the Company and Employee entered into an Employment Agreement entitled "Employment Agreement" ("Agreement") which provides for amendment with the consent of Company and Employee; and
                    Whereas, the Company and Employee desire to amend said Agreement.

                               AMENDMENT AGREEMENT
                               -------------------

Accordingly, for good and valuable consideration, the sufficiency of which is agreed to by both Parties, notwithstanding any previous agreement or amendment thereto, the undersigned two Parties covenant and agree as follows ("Amendment Agreement"):

     1. Section 5.1. In view of the global economic downturn and its impact on the Company, Employee, in his sole discretion, has not drawn salary since September 8, 2008, and has elected to defer that salary until the Company is more financially sound. Effective June 1, 2009, Employee in his sole discretion has elected to take no salary until economic conditions warrant.
     2. Extension of Agreement. The term of the Agreement is extended until June 1, 2010.
     3.   Recitals. The Recitals are incorporated herein by reference.
     4. Agreement. The remainder of the Agreement remains in full force and effect.

          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment Agreement, or have caused this Amendment Agreement to be duly executed on their behalf effective on June 1, 2009.



By:   /s/ Malcolm H. Philips, Jr.         By:   /s/ George E. Dials
      ---------------------------               -------------------
      Malcolm H. Philips, Jr.                   George E. Dials
                                                Chairman, Compensation Committee
                                                CDEX Inc. Board of Directors,






4555 S. Palo Verde Rd. Suite 123 Tucson, AZ 85714 (520)745-5172  www.cdexinc.com